                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 29, 2001
                                                           -------------



                       VALUE CITY DEPARTMENT STORES, INC.
             (Exact name of registrant as specified in its charter)


              Ohio                            1-10767                          31-1322832
--------------------------------- ------------------------------ ----------------------------------------
(State or other jurisdiction of      (Commission File Number)       (IRS Employer Identification No.)
          Incorporation)


            3241 Westerville Road
                Columbus, Ohio                              43224
   ----------------------------------------              ----------
   (Address of principal executive offices)              (Zip Code)


                                 (614) 471-4722
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)




                                                                 FORM 8K Page 1

ITEM 5. OTHER ITEMS

On July 10, 2001, Value City Department Stores, Inc. issued a press release announcing that it has received a proposal from Schottenstein Stores Corporation ("SSC") to acquire all of the outstanding stock or assets of Shonac Corporation, DSW Shoe Warehouse, Inc. and Filene's Basement, Inc. for an aggregate purchase price of $275 million, comprised of $200 million in cash and the assumption of approximately $75 million in debt owed to SSC. SSC owns approximately 54% of the outstanding shares of the Company.

The Board of Directors of the Company has set up a Special Committee of independent directors to consider the SSC proposal. The Special Committee has retained Banc of America Securities LLC to determine if the consideration to be received pursuant to a transaction is fair from a financial point of view to the Company.

The SSC proposal is subject to completion of satisfactory due diligence, obtaining acceptable financing, approval of the Special Committee of the Company's Board, regulatory approvals, the execution of a definitive agreement and other conditions. In addition, the offer contemplates a 60 day "shopping" period, during which time the Company, in conjunction with Banc of America Securities LLC, will solicit superior bids from third parties for any or all the assets that are subject to the offer. If the transaction with SSC or an alternative transaction with a third party is consummated, the Company expects to utilize the net proceeds to pay down its existing bank credit facility.

The press release and offer letter are included as an exhibit to this Form 8-K and are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (C)   EXHIBITS

          Exhibit No.                         Description
        ---------------    -----------------------------------------------------

              99.1 Press Release, dated July 10, 2001, entitled "Value City Department Stores Receives $275 Million Offer for Shonac, DSW Shoe Warehouse and Filene's Basement"

              99.2 Letter to Special Committee of the Board of Directors regarding proposal to acquire certain subsidiaries of Value City Department Stores, Inc.

              99.3 Letter to Special Committee of the Board of Directors regarding extension until July 23, 2001, while committee evaluates the proposal




                                                                  FORM 8K Page 2

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2001

                                         VALUE CITY DEPARTMENT STORES, INC.


                                         By:  /s/ James A. McGrady
                                              ---------------------------------
                                              James A. McGrady, Chief Financial
                                              Officer and Treasurer



                                INDEX TO EXHIBITS

  Exhibit No.                           Description
--------------   ---------------------------------------------------------------

     99.1 Press Release, dated July 10, 2001, entitled "Value City Department Stores Receives $275 Million Offer for Shonac, DSW Shoe Warehouse and Filene's Basement"

     99.2 Letter to Special Committee of the Board of Directors regarding proposal to acquire certain subsidiaries of Value City Department Stores, Inc.

     99.3 Letter to Special Committee of the Board of Directors regarding extension until July 23, 2001, while committee evaluates the proposal





                                                                  FORM 8K Page 3